FLORIDA DEPARTMENT OF STATE
Division of Corporations

June 3, 2011

C T CORPORATION SYSTEM

TALLAHASSEE, FL

Re: Document Number L10000092240

The Articles of Amendment to the Articles of Organization for FATHER FISH AQUARIUM, LLC, a Florida limited liability company, were filed on June 3, 2011.

Should you have any questions regarding this matter, please telephone (850) 245-6051, the Registration Section.

Buck Kohr
Regulatory Specialist II
Division of Corporations

Letter Number: 711A00013645

ARTICLES OF AMENDMENT
TO
ARTICLES OF ORGANIZATION
OF

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
11 JUN -3 PM 1:03

Father Fish Aquarium, LLC
(Name of the Limited Liability Company as it now appears on our records.)
(A Florida Limited Liability Company)

The Articles of Organization for this Limited Liability Company were filed on September 2, 2010 and assigned Florida document number L10000092240.

This amendment is submitted to amend the following:

A. If amending name, enter the new name of the limited liability company here:

____

The new name must be distinguishable and end with the words "Limited Liability Company," the designation "LLC" or the abbreviation "L.L.C."

Enter new principal offices address, if applicable: ______________________________

(Principal office address MUST BE A STREET ADDRESS) ______________________________

____

Enter new mailing address, if applicable: ______________________________

(Mailing address MAY BE A POST OFFICE BOX) ______________________________

____

B. If amending the registered agent and/or registered office address on our records, enter the name of the new registered agent and/or the new registered office address here:

Name of New Registered Agent: ______________________________

New Registered Office Address: ______________________________
Enter Florida street address

______________________________, **Florida** ______________
City *Zip Code*

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S. Or, if this document is being filed to merely reflect a change in the registered office address, I hereby confirm that the limited liability company has been notified in writing of this change.

____
If Changing Registered Agent, Signature of New Registered Agent

If amending the Managers or Managing Members on our records, enter the title, name, and address of each Manager or Managing Member being added or removed from our records:

MGR = Manager
MGRM = Managing Member

Title	Name	Address	Type of Action
			☐ Add ☐ Remove
			☐ Add ☐ Remove
			☐ Add ☐ Remove
			☐ Add ☐ Remove
			☐ Add ☐ Remove
			☐ Add ☐ Remove

D. If amending any other information, enter change(s) here: *(Attach additional sheets, if necessary.)*

Instructions-the LLC hereby amends its Articles of Organization to add Article VII

Article VII

The fiscal year end for the LLC is March 31.

Dated June 1, 2011.

Signature of a member or authorized representative of a member

Louis Foxwell
Typed or printed name of signee

Filing Fee: $25.00

RESOLUTION
Father Fish Aquarium, LLC
June 1, 2011

The Managing Member of Father Fish Aquarium, LLC at a special meeting held at its principal place of business located at 769 US Highway 41 By Pass, Venice, FL 34285 hereby took the following action:

1. RESOLVED, That the LLC will amend its Articles of Organization with the State of Florida to change its fiscal year end to March 31.

Motion passed by a vote of the Managing Member.

Meeting was adjourned at 4:00 p.m.

By: ______________________________
Louis Foxwell, Managing Member